                                                                      CAPITAL ONE MASTER TRUST
                                                                      ------------------------
                                              Trust Excess Spread Analysis -                  September-00

Card Trust                              COMT 96-1*    COMT 96-2     COMT 96-3    COMT 97-1*   COMT 97-2*   COMT 98-1   COMT 98-3*
Deal Size                                 $845MM        $750MM       $500MM        $608MM       $502MM       $591MM      $464MM
Expected Maturity(Class A):               8/15/01      12/15/01      1/15/04      6/15/02       8/15/02     4/15/08     08/16/01
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Excess Spread:
      Portfolio Yield                     21.53%        21.53%       21.53%        21.53%       21.53%       21.53%      21.53%
       LESS:          (Wt Avg) Coupon      6.77%         6.72%        6.75%         6.65%        6.72%        6.42%       6.24%
                      SVC Fees             1.50%         1.50%        1.50%         1.50%        1.50%        1.50%       1.50%
                      Charge-Offs          2.63%         2.63%        2.63%         2.63%        2.63%        2.63%       2.63%

Excess Spread:             Oct-00         10.63%        10.68%       10.65%        10.75%       10.68%       10.98%      11.16%
                           Sep-00         10.63%        10.68%       10.65%        10.75%       10.68%       10.98%      11.16%
                           Aug-00         12.80%        12.85%       12.82%        12.80%       12.85%       13.15%      13.33%
3-Mo Avg Excess Spread                    11.35%        11.40%       11.37%        11.43%       11.40%       11.70%      11.88%
---------------------------------------------------------------------------------------------------------------------------------

Delinquents:          30 to 59 days        1.34%         1.34%        1.34%         1.34%        1.34%        1.34%       1.34%
                      60 to 89 days        0.83%         0.83%        0.83%         0.83%        0.83%        0.83%       0.83%
                      90+ days             1.65%         1.65%        1.65%         1.65%        1.65%        1.65%       1.65%

Monthly Payment Rate                      17.12%        17.12%       17.12%        17.12%       17.12%       17.12%      17.12%

Card Trust                               COMT 98-4    COMT 99-1     COMT 99-2    COMT 99-3     COMT 00-1   COMT 00-2   COMT 00-3
Deal Size                                 $750MM        $625MM       $625MM        $500MM       $600MM       $750MM     $1000MM
Expected Maturity(Class A):              11/15/03      05/15/04     05/15/02      07/15/06     02/17/03     06/15/05    08/15/07

---------------------------------------------------------------------------------------------------------------------------------
Excess Spread:
      Portfolio Yield                     21.53%        21.53%       21.53%        21.53%       21.53%       21.53%      21.53%
       LESS:          (Wt Avg) Coupon      5.80%         6.68%        6.75%         6.84%        7.16%        6.76%       5.05%
                      SVC Fees             1.50%         1.50%        1.50%         1.50%        1.50%        2.00%       2.00%
                      Charge-Offs          2.63%         2.63%        2.63%         2.63%        2.63%        2.63%       2.63%

Excess Spread:             Oct-00         11.60%        10.72%       10.65%        10.56%       10.24%       10.14%      11.85%
                           Sep-00         11.60%        10.72%       10.65%        10.56%       10.24%       10.14%      11.85%
                           Aug-00         13.77%        12.89%       12.83%        12.73%       12.41%       12.31%      14.02%
3-Mo Avg Excess Spread                    12.32%        11.44%       11.38%        11.28%       10.96%       10.86%      12.57%
---------------------------------------------------------------------------------------------------------------------------------

Delinquents:          30 to 59 days        1.34%         1.34%        1.34%         1.34%        1.34%        1.34%       1.34%
                      60 to 89 days        0.83%         0.83%        0.83%         0.83%        0.83%        0.83%       0.83%
                      90+ days             1.65%         1.65%        1.65%         1.65%        1.65%        1.65%       1.65%

Monthly Payment Rate                      17.12%        17.12%       17.12%        17.12%       17.12%       17.12%      17.12%


This material is for informational purposes only and is not an offer of securities for sale in the United States. These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Comments:
Capital One Master Trust performance statistics are also available at the Capital One web site: http://www.capitalone.com (Under "For Investors" section)

* Represents Non-US Denominated Transactions
Note: Series 1995-3 paid out on October 16, 2000.


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